Exhibit 21

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

AND

SUBSIDIARIES

State of Incorporation	-	Maryland
Date of Incorporation	-	May 29, 1925
Name Changed	-	July 30, 1958

The Stock of all subsidiaries is 100% owned or controlled by the parent company except as denoted below and in the case of a few subsidiaries where nominal qualifying shares are held in the names of subsidiary officers and/or directors in trust.  No shares of any subsidiary's stock are subject to options.

COMPANIES	STATE INCORPORATED

COMMON PARENT
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.	Maryland

SUBSIDIARIES
A & P BERMUDA LIMITED	Bermuda
A & P HUNGARY	Hungary
BEST CELLARS, INC.	New York
BEST CELLARS MASSACHUSETTS, INC.	Massachusetts
BEST CELLARS VA, INC.	Virginia
GRAPE FINDS LICENSING CORP.	District of Columbia
GRAPE FINDS AT DUPONT, INC.	District of Columbia
BEST CELLARS DC, INC.	District of Columbia
BEST CELLARS LICENSING CORP.	New York
COMPASS FOODS, INC.	Delaware
FOOD BASICS, INC	Delaware
ONPOINT, INC. (F/K/A HAMILTON PROPERTY I, INC.)	Delaware
HOPELAWN PROPERTY I, INC.	Delaware
KOHL’S FOOD STORES, INC.	Wisconsin
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA CO., INC.	South Dakota
KWIK SAVE INC.	Pennsylvania
LO-LO DISCOUNT STORES, INC.	Texas
MONTVALE HOLDINGS, INC.	New Jersey
SUPER FRESH FOOD MARKETS, INC.	Delaware
NORTH JERSEY PROPERTIES, INC. VI	Delaware
SUPER FRESH / SAV - A - CENTER, INC.	Delaware
SUPER MARKET SERVICE CORP.	Pennsylvania
SUPER PLUS FOOD WAREHOUSE, INC.	Delaware
SUPERMARKET DISTRIBUTION SERVICES, INC.	Delaware
2008 BROADWAY, INC.	New York
BORMAN'S, INC. (DBA FARMER JACK) (All closed as of July 7, 2007)	Delaware
BEV LTD.	Delaware
FARMER JACK'S OF OHIO, INC.	Ohio
SEG STORES, INC.	Delaware

SHOPWELL, INC. (DBA FOOD EMPORIUM)	Delaware
AMSTERDAM TRUCKING CORPORATION (F/K/A/DAITCH CRYSTAL DAIRIES, INC.
CLAY-PARK REALTY CO., INC.	New York
GRAMATAN FOODTOWN CORP.	New York
SHOPWELL, INC. (NEW JERSEY)	New Jersey
THE FOOD EMPORIUM, INC. (DELAWARE)	Delaware
THE FOOD EMPORIUM, INC. (NJ)	New Jersey
THE OLD WINE EMPORIUM OF WESTPORT, INC. F/K/A THE WINE EMPORIUM, INC. F/K/A SHOPWELL LIQUORS INC.	Connecticut
TRADEWELL FOODS OF CONNECTICUT, INC.	Connecticut
APW SUPERMARKET CORPORATION	Delaware
APW SUPERMARKETS, INC.	New York
WALDBAUM, INC. (DBA WALDBAUM, INC. AND FOOD MART)	New York
GREENLAWN LAND DEVELOPMENT CORP.	New York
LBRO REALTY, INC.	New York
McLEAN AVENUE PLAZA CORP.	New York
SPRING LANE PRODUCE CORP.	New York
THE MEADOWS PLAZA DEVELOPMENT CORP.	New York
PATHMARK STORES, INC.	Delaware
AAL REALTY CORP.	New York
ADBRETT CORP.	Delaware
BERGEN STREET PATHMARK, INC.	New Jersey
BRIDGE STUART INC.	New York
EAST BRUNSWICK STUART LLC	Delaware
LANCASTER PIKE STUART, LLC	Delaware
MAC DADE BOULEVARD STUART LLC	Delaware
MILIK SERVICE COMPANY, LLC	Virginia
PLAINBRIDGE LLC	Delaware
SUPERMARKETS OIL COMPANY, INC.	New Jersey
UPPER DARBY STUART, LLC	Delaware
ST. PANCRAS TOO, LIMITED	Bermuda